Exhibit 5.3

Schlumberger N.V.

(Schlumberger Limited)

5599 San Felipe, 17th Floor

Houston, Texas 77056-2722

United States of America

September 18, 2020

Re: Schlumberger N.V. (also referred to as Schlumberger Limited)

Ladies and Gentlemen:

We have acted as legal counsel to Schlumberger N.V. (also referred to as Schlumberger Limited), a limited liability company organized under the laws of Curaçao (the “Company”), in connection with the preparation of the filing by the Company and Schlumberger Finance Canada Ltd., a corporation incorporated under the laws of the Province of Alberta, Canada (“SFCL”), of a Registration Statement on Form S-3 (Registration No. 333-248675) (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of (i) senior unsecured debt securities of SFCL (the “Debt Securities”) and (ii) guarantees of the Debt Securities by the Company, that may be issued and sold from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with the Notes and the Guarantee (as defined below) are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Current Report on Form 8-K.

The Registration Statement has been filed with the Commission. A related prospectus dated September 9, 2020 and a prospectus supplement dated September 9, 2020 relating to the Notes and the Guarantee (as defined below) (collectively the “Prospectus”) have been filed by SFCL and the Company with the Commission pursuant to Rule 424(b) under the Act.

On September 9, 2020, SFCL and the Company entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters (collectively the “Underwriters”), providing for the issuance and sale by SFCL to the Underwriters of $ 500,000,000 aggregate principal amount of SFCL’s 1.400 % Senior Notes due 2025 (the “Notes”), all to be fully and unconditionally guaranteed (the “Guarantee”) by the Company, as guarantor.

This opinion is limited to matters governed by the laws of Curaçao.

We have reviewed each of the Articles of Incorporation, the Amended and Restated Bylaws of the Company, each as amended to date, the Registration Statement, the Prospectus, the Indenture (the “Base Indenture”) among SFCL, the Company, as guarantor, and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (the “Trustee”), in the form of Exhibit 4.1 to the Current Report on Form 8-K filed on the date hereof, the First Supplemental Indenture (the “First Supplemental Indenture” and, together with the Base Indenture the “Indenture”) among SFCL, the Company and the Trustee, in the form of Exhibit 4.2 to the Current Report on Form 8-K filed on the date hereof, pursuant to which the Notes will be issued, and the Underwriting Agreement; have familiarized ourselves with the matters discussed in the Registration Statement and the Prospectus; and have examined all statutes and other records, instruments and corporate documents pertaining to the Company and the matters discussed in the Registration Statement and the Prospectus that we deem necessary to examine for the purpose of this opinion. We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

Based upon our examination as aforesaid, we are of the opinion that:

1.

The Company has been duly incorporated under the laws of the former Netherlands Antilles and is currently validly existing as a limited liability company (naamloze vennootschap) under the laws of Curaçao.

2.	The Guarantee has been duly authorized and the Indenture has been duly authorized, executed and delivered by the Company.

We hereby consent to the filing of this opinion as Exhibit 5 to the Current Report on Form 8-K. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

We understand that Gibson, Dunn & Crutcher LLP intends to rely upon this opinion for purposes of the opinion such firm expects to deliver in connection with the Notes and the Guarantee and we hereby consent to such reliance as though this opinion were addressed to such firm.

Sincerely yours,

/s/ STvB Advocaten (Europe) N.V.

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